Exhibit 99.1

B&W Names Bertsch, Ferraioli to Board of Directors

(CHARLOTTE, N.C. – June 26, 2013) – The Babcock & Wilcox Company (B&W) (NYSE:BWC) announced today that Jan A. Bertsch and Brian K. Ferraioli have been appointed to its Board of Directors, increasing its total number of Directors to 11.

Ms. Bertsch is Executive Vice President and Chief Financial Officer of Sigma-Aldrich, a leading life science and high technology company whose products and services are used in scientific research, the diagnosis of disease, and as key components in pharmaceutical, diagnostics and high technology manufacturing.

Mr. Ferraioli is the former Executive Vice President and Chief Financial Officer of The Shaw Group Inc., an engineering, construction and maintenance firm serving the energy industry and other sectors, which was acquired by CB&I in February 2013.

“Jan and Brian bring with them outstanding experience and knowledge of their respective industries, as well as backgrounds in corporate finance and executive leadership,” said B&W President and Chief Executive Officer E. James Ferland. “I welcome them to B&W’s Board of Directors and look forward to working closely with them toward our goals of growing the Company and serving the interests of our shareholders.”

John A. Fees, Chairman of B&W’s Board of Directors added, “We look forward to the diversity, experience and contributions that Jan and Brian will add to B&W’s Board. These additional directors will provide for succession of directors who, within a year, will reach the age limit for serving on the Board in accordance with the B&W Bylaws.”

Prior to joining Sigma-Aldrich in 2012, Ms. Bertsch worked for automobile parts supplier BorgWarner Inc. from 2009 until 2012, most recently serving as the company’s Vice President, Controller and Principal Accounting Officer. From 2001 to 2009, she served in positions of increasing responsibility at Chrysler LLC, attaining the position of Senior Vice President, Chief Information Officer and Treasurer. Prior to Chrysler, she also held positions at Visteon Corp. and Ford Motor Company.

Ms. Bertsch holds a bachelor’s degree in finance from Wayne State University and a master’s of business administration degree from Eastern Michigan University.

Mr. Ferraioli had served with Shaw since 2007. From 1979 to 2007, he held various positions of increasing responsibility with engineering and construction firm Foster Wheeler AG and its subsidiaries, including Vice President and Corporate Controller from 2002 to 2007.

Mr. Ferraioli is a Certified Public Accountant and has a bachelor’s degree in accounting from Seton Hall University. He earned his master’s of business administration degree from Columbia University.

the babcock & wilcox company

About B&W

Headquartered in Charlotte, N.C., The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets, as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 14,000 people, in addition to approximately 10,400 joint venture employees. Learn more at www.babcock.com.

Cautionary Statement Regarding Forward Looking Statements

B&W cautions that this release contains forward-looking statements regarding the goals of management. These forward-looking statements involve a number of risks and uncertainties, including, among other things, difficulties in identifying suitable growth opportunities or implementing our growth strategies. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, please see B&W’s annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

# # #

Media Contact:	Investor Contact:
Ryan Cornell	Jenny Apker
Public Relations Specialist	Vice President, Treasurer and Investor Relations
The Babcock & Wilcox Company	The Babcock & Wilcox Company
330.860.1345 rscornell@babcock.com	704.625.4937 investors@babcock.com

the babcock & wilcox company